UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Sesptember 20, 2020
Date of Report (Date of earliest event reported)

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2020, Lieutenant General Charles S. Mahan, Jr. (USA, Ret.) informed the Company that he is resigning from the Board of Directors of the Company (the “Board”), effective September 21, 2020. Lt. Gen. Mahan’s departure is not due to a disagreement with the Company, the Board, or management on any matter relating to the Company’s operations, policies, or practices. On September 21, 2020, the Board appointed Ms. Bonnie Carroll to the Board to serve until the next annual meeting of the stockholders of the Company.

A copy of the press release announcing Lt. Gen. Mahan’s departure and Ms. Carroll’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release, dated September 24, 2020, announcing the resignation of Lt. Gen. Mahan and the appointment of Ms. Carroll.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 2020

TELOS CORPORATION
By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer